EXHIBIT 99.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the 2001 Amendment and Restatement of the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan, as amended (the “Plan”), on Form 11-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Gregory W. Scott, Executive Vice President and Chief Financial Officer of PacifiCare Health Systems, Inc., certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the net assets available for benefits of the Plan at the end of the period covered by the Report and the changes in net assets available for benefits of the Plan for the period covered by the Report.

Date: June 22, 2004	/s/ GREGORY W. SCOTT
Gregory W. Scott
Executive Vice President and Chief Financial Officer

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

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